Exhibit 99.2

CONSENT OF DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in Amendment No. 1 to the Registration Statement, including in the section “Management,” filed by Viper Energy Partners LP on Form S-1 (Commission File No. 333-195769) and each related Prospectus and each further amendments or supplements thereto.

Dated: May 28, 2014

/s/ W. Wesley Perry
Name: W. Wesley Perry